Exhibit 10.10

THIS PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH THE NOTE MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE MAY BE CONVERTED MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $2,300,000	Dated as of [•], 2022

Cartesian Growth Corporation II, a Cayman Islands exempted company (“Maker”), promises to pay to the order of CGC II Sponsor LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (“Payee”), the principal sum of Two Million Three Hundred Thousand Dollars ($2,300,000), or such lesser amount as has been advanced by Payee to Maker and remains unpaid under this Note, in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance of this Note shall be payable on the date (the “Maturity Date”) on which Maker consummates its initial merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The principal balance may not be prepaid and is only payable upon consummation by Maker of a Business Combination or liquidation, dissolution or winding up of Maker. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request Two Million Three Hundred Thousand Dollars ($2,300,000) to fund a portion of the trust account (the “Trust Account”) established in connection with Maker’s initial public offering of its securities (the “IPO”), for the benefit of Maker and the holders of the Shares (as defined below) included in the units issued by Maker in the IPO, such that the aggregate amount of the net proceeds of the IPO, the Private Placement (as defined below) and this Note is $10.20 per unit sold in the IPO (the “Trust Account Funding Level”), on the date of the consummation of the IPO, solely for deposit into the Trust Account. The remaining undrawn principal amount of this Note may be drawn down on each date, if any, of the consummation of the underwriters’ over-allotment option in connection with the IPO (which may be the date of the consummation of the IPO), solely for deposit into the

Trust Account to ensure that the Trust Account Funding Level is maintained at $10.20 per unit sold in the IPO, in an amount proportionate to the exercise of such over-allotment option. Once an amount is drawn down under this Note, it shall not be available for future drawdown. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any payments under this Note.

4. Application of Payments. All payments shall first be applied to the payment in full of any costs incurred in connection with the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note. In the event that a Business Combination is not consummated by Maker within the time period, including any permitted extensions of time, prescribed in Maker’s amended and restated memorandum and articles of association, as amended from time to time, the principal balance drawn down hereunder and deposited in the Trust Account, as well as any interest earned thereon, shall be distributed solely to Maker’s public shareholders upon Maker’s liquidation or dissolution. For the avoidance of doubt, in the event Maker does not complete a Business Combination within the time period, including any permitted extensions of time, prescribed in Maker’s amended and restated memorandum and articles of association, as amended from time to time, Maker will not be obligated to pay any unpaid principal balance of this Note.

5. Conversion.

(a) Optional Conversion. On or before the Maturity Date, at the option of Payee, any amounts outstanding under this Note may be converted into warrants (each, a “Warrant” and collectively, the “Warrants”) at a conversion price of $1.00 per Warrant (the “Warrant Conversion Price”). Each Warrant will have terms identical to those of the warrants issued by Maker in the private placement (the “Private Placement”) effected in connection with the closing of the IPO, entitling the holder thereof to purchase one Class A ordinary share, par value $0.0001 per share, of Maker (each, a “Share”) at an exercise price of $11.50 per Share as more fully described in the prospectus for the IPO. Before this Note may be converted into Warrants pursuant to this Section 5(a), Payee shall surrender this Note, duly endorsed, at the office of Maker and shall state therein the amount of the unpaid principal of this Note to be converted into Warrants and the name or names in which the Warrants are to be issued and registered. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. The Warrants and the Shares underlying the Warrants, and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain registration rights agreement among Maker and the parties thereto, dated as of [•], 2022, entered into in connection with the IPO.

(b) Remaining Principal. All unpaid principal under this Note that is not then converted into Warrants shall continue to remain outstanding.

(c) Fractional Warrants; Effect of Conversion. No fractional warrants shall be issued upon conversion of this Note. In lieu of issuing any fractional warrants to Payee upon the conversion of this Note, Maker shall pay to Payee an amount in cash equal to the product obtained by multiplying the Warrant Conversion Price by the fraction of a warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full, issuance of all applicable Warrants, and the payment of any amounts specified in this Section 5(c), this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

6. Events of Default. The following shall constitute an event of default (each, an “Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies. Subject to Section 13 below:

(a) Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 6(b) or 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing by such party, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic mail, one (1) business day after delivery to an overnight courier service, or five (5) days after mailing if sent by mail.

11. Construction and Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, as described in greater detail in the registration statement and prospectus filed by Maker with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that upon the consummation of a Business Combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the Trust Account.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee, except to the extent deemed given by Maker pursuant to Section 8 and 9 above.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of Payee who agrees to be bound by the terms of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CARTESIAN GROWTH CORPORATION II

By:
Name: Beth Michelson
Title: Chief Financial Officer

6